SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):
August 30, 2010

DRINKS AMERICAS HOLDINGS, LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	33-55254-10	87-0438825
State of	Commission	IRS Employer
Incorporation	File Number	I.D. Number

372 Danbury Road, Suite 163, Wilton, Connecticut 06897

Address of principal executive offices

Registrant's telephone number: (203) 762-7000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On August 30, 2010, Drinks Americas Holdings, Ltd. (the “Company”) entered into a series of securities exchange agreements with Bruce Klein, Hubert Millet, Fred Schulman, and Marvin Traub, each of whom is a director of the Company, pursuant to which, the directors agreed to return for cancellation warrants to purchase an aggregate of 9,838,793 shares of the Company’s common stock, and the Company agreed to issue, within fifteen business days of receipt of such warrants, an aggregate of 59,743 shares of the Company’s Series C Preferred Stock. In addition, on August 30, 2010, the Company entered into an agreement with J. Patrick Kenny, pursuant to which, the Company agreed to issue to Mr. Kenny, concurrently with the execution of the agreement, 576,091 shares of the Company’s Series C Preferred Stock, in payment of 90% (or $576,091) of the aggregate of $640,101 in salary owed by the Company to Mr. Kenny. Mr. Kenny is the Company’s chief executive officer and chairman.

In connection with the foregoing, the Company relied upon the exemption from registration provided by Section 4(2) for transactions not involving a public offering.

Item 3.02. Unregistered Sales of Equity Securities.

See Item 1.01.

Item 9.01 Financial Statements and Exhibits.

(d)            Exhibits.

Exhibit Number	Description
10.1	Form of Securities Exchange Agreement
10.2	Agreement, dated August 30, 2010, between the Company and J. Patrick Kenny

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  September 30, 2010

DRINKS AMERICAS HOLDINGS, LTD.

/s/ J. Patrick Kenny
J. Patrick Kenny, President and CEO